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                                                                      EXHIBIT 3A
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                GATX CORPORATION

                Under Section 807 of the Business Corporation Law

      We, the undersigned, Ronald J. Ciancio and Lisa M. Ibarra, being respectively, a Senior Vice President and an Assistant Secretary of GATX Corporation, hereby certify:

      1. The name of the corporation is GATX Corporation. The name under which the corporation was formed is General American Tank Car Corporation.

      2. The Certificate of Incorporation of the corporation was filed with the Department of State on July 5, 1916.

      3. The text of the Certificate of Incorporation, as amended heretofore, is hereby restated without further amendments or changes to read as herein set forth in full:

                          CERTIFICATE OF INCORPORATION
                                       OF
                                GATX CORPORATION

      FIRST: The name of the corporation is GATX Corporation.

      SECOND: The purposes for which it is formed are as follows:

            A. To manufacture, build, construct, fabricate, compound, assemble, rebuild, reconstruct, repair, or otherwise produce or maintain, to design, invent, improve, or otherwise create and develop, to purchase, lease, or otherwise acquire, to own, occupy, maintain, possess, or otherwise hold, to use, invest in, trade in, deal in and deal with, to sell, lease, furnish, operate, mortgage, pledge, convey, assign, transfer, or otherwise distribute, realize upon or dispose of railroad cars and rolling stock of any kind, character or nature whatsoever, automobiles, motor coaches, motor busses, trucks, tractors, vans, trailers, and other vehicles of any kind, character or nature whatsoever, airplanes, airships, dirigibles, balloons, helicopters, gliders, tow planes, sail planes, and other aircraft of any kind, character or nature whatsoever, whether heavier or lighter than air, boats, ships, vessels and other water craft of any kind, character or nature whatsoever, and every other means, vehicles and devices of any kind, character or nature whatsoever of or for transportation and navigation upon, over, in or through land, water or air, and any and all parts thereof and materials therefor, including machinery, engines, machines, motors, equipment, appliances, instruments, devices, supplies, tools and accessories of every kind, character or nature whatsoever, relating to or used or useful in connection with transportation or navigation, or relating to or used or useful in connection with any means, vehicles and devices of transportation or navigation upon, over, in or through land, water or air, but not to operate a railroad.

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            B. To manufacture, build, construct, fabricate, forge, form, compound, assemble, rebuild, reconstruct, repair, or otherwise produce or maintain, to design, invent, improve, or otherwise create and develop, to purchase, lease, or otherwise acquire, to own, possess, or otherwise hold, to use, operate, invest in, trade in, deal in and with, to sell, lease, mortgage, pledge, convey, assign, transfer, or otherwise distribute, realize upon or dispose of machinery, engines, machines, motors, equipment, appliances, instruments, devices, supplies, tools, and machine and machinery accessories, of any kind, character or nature whatsoever.

            C. To manufacture, construct, erect, design, assemble and install, to purchase, lease or otherwise acquire, to repair, alter, change, service, use and operate, to sell, handle, distribute, lease, market, or otherwise dispose of, to contract for and license the sale, purchase and use of, and generally to trade and deal in and with, warm or cold air conditioning, air changing, precooling, icing, freezing and refrigerating fixtures, machines, apparatus, machinery, appliances, devices and equipment of every kind and description, and refrigerators, heaters, ventilators, coolers and apparatus, fixtures, machines, appliances, machinery, devices and equipment of all kinds for cooling, precooling, refrigerating, ventilating, heating and regulating temperatures in railroad and other cars, vehicles of all kinds, warehouses, storage plants, buildings, structures, and enclosed spaces of every kind and character.

            D. To manufacture, produce, cut, purchase or otherwise acquire, store, sell, handle, distribute, and generally deal in and with natural and/or artificial ice for any and all purposes; and to furnish refrigeration and cold storage services and facilities of all kinds.

            E. To engage in, conduct and carry on the business of refrigerating, ventilating, heating, mechanical and/or electrical contractors.

            F. To manufacture, build, construct, fabricate, compound, assemble, rebuild, reconstruct, repair, or otherwise produce or maintain, to design, invent, improve, or otherwise create and develop, to purchase, lease, or otherwise acquire, to own, possess, or otherwise hold, to use, operate, invest in, trade in, deal in and with, to sell, lease, mortgage, pledge, convey, assign, transfer, or otherwise distribute, realize upon or dispose of plastics of any kind, character or nature whatsoever, and all materials of any kind, character or nature whatsoever, commonly known as plastics, including bitumens and caseins, cellulose, and natural and synthetic resins, and all other similar materials, products and by-products, and all articles and products made from or composed, in whole or in part, of plastics or plastic materials.

            G. To manufacture, fabricate, compound, or otherwise produce, to design, invent, improve, or otherwise create and develop, to purchase, lease, or otherwise acquire, to own, possess, or otherwise hold, to use, operate, invest in, trade in, deal in and deal with, to sell, lease, mortgage, pledge, convey, assign, transfer, or otherwise distribute, realize upon or dispose of all textiles and fabrics of any kind, character or nature whatsoever, and all materials of any kind, character or nature whatsoever, commonly known as textiles or fabrics and all other similar materials, products and by-products and all articles and products made from or composed, in whole or in part, of textiles, fabrics or textile or fabric materials.

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            H. To build, make, erect, construct, rebuild, reconstruct, assemble, purchase, lease or otherwise acquire, to own, occupy, establish, maintain, operate, improve or otherwise hold or use, to invest in, trade in, deal in, deal with, sell, lease, mortgage, pledge, convey, assign, transfer, or otherwise realize upon or dispose of warehouses, storage tanks, buildings, docks, wharves, water craft, freight terminals and freight terminal facilities, piers, terminal warehouses and storage tanks, terminal ways and terminal stations, and other adjunct facilities and equipment, incident or related to, or necessary, useful, suitable or advisable in connection with the storage or warehousing of personal property of any kind, character or nature.

            I. To lease, furnish and operate airplanes, airships, dirigibles, gliders, tow planes, sail planes, and other aircraft of any kind, character or nature whatsoever, to carry and to transport persons, animals, mail, chattels, merchandise, freight and all other property of any kind, character or nature whatsoever by airplanes, airships, dirigibles, balloons, helicopters, gliders, tow planes, sail planes, and other aircraft of any kind, character or nature whatsoever, whether heavier or lighter than air, and to establish, maintain, conduct and operate air lines and other transport service for the transportation of passengers, mail, merchandise, freight and all other property of any kind, character or nature whatsoever by air, including transportation by other means on land or water between flying fields, stations and terminals, suitable or incident to, or necessary, or used or useful in the carrying on of a general airborne passenger and freight transportation business.

            J. To operate, wholly outside the State of New York, automobiles, motor coaches, motor busses, trucks, tractors, vans, trailers, and other motor propelled or motor drawn land vehicles of any kind, character or nature whatsoever, to carry and transport, wholly outside the State of New York, persons, animals, mail, chattels, merchandise, freight and all other property of any kind, character or nature whatsoever by automobiles, motor coaches, motor busses, trucks, tractors, vans, trailers, and other vehicles of any kind, character or nature whatsoever, and to establish, maintain, conduct and operate, wholly outside the State of New York, automobile, motor coach, motor bus, truck, van and trailer lines and other transport service for the transportation of passengers, mail, merchandise, freight and all other property of any kind, character or nature by vehicles of any kind, character or nature whatsoever, including transportation by other means on land, water or air between stations, terminals, fields and garages, suitable or incident to, or necessary, or used or useful in the carrying on of a general automotive passenger and freight transportation business.

            K. To build, make, erect, construct, rebuild, reconstruct, assemble, purchase, lease or otherwise acquire, to own, possess, occupy, establish, maintain, operate, improve or otherwise hold or use, to invest in, trade in, deal in, deal with, sell, lease, mortgage, pledge, convey, assign, transfer, or otherwise realize upon or dispose of buildings, plants, factories, foundries, service stations, structures, laboratories, machine shops, mills, warehouses, offices, houses, works, terminals, garages, depots, docks, wharves, airports, hangars, flying fields and other facilities and equipment and all other property and things of whatsoever kind, character or nature, real, personal or mixed, tangible or intangible, incident or related to, or necessary, useful, suitable or advisable in connection with any of the business, objects or purposes of this corporation, in the State of New York and in any of the states, territories, colonies, federal districts, mandates, or

                                      -3-

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      protectorates of the United States of America and in any and all foreign states or countries.

            L. To manufacture, purchase, lease, or otherwise acquire, to own, occupy, maintain, possess or otherwise hold, to sell, lease, mortgage, pledge, convey, assign, transfer, or otherwise realize upon or dispose of, to invest in, trade in, use, operate and generally to deal in and with goods, wares and merchandise and real and personal property of any kind, character, nature, class and description and any interests or rights therein or in respect thereto.

            M. To apply for, obtain, register, purchase, acquire, hold, use, manufacture under, own, operate, develop, exploit, and to sell, grant, assign, transfer, lease, convey, mortgage, pledge, or otherwise realize upon or dispose of, letters patent of the United States of America or of any foreign country, and any and all patent rights, patent applications, licenses, assignments, privileges, processes, inventions, devices, improvements, formulae, designs, copyrights, trademarks, trade names, trade rights, and any and all rights, territorial or otherwise, thereunder, and any and all interest in or in respect to any of them relating to, or useful in connection with, any of the objects or purposes of the corporation; and to use, exercise, experiment upon, compound, test and develop the value or usefulness of, grant licenses in respect of, or otherwise turn to account any patent, invention, process, contrivance, device, trademark, trade name, trade right, license, formula or design acquired or useful for the purposes, objects or business of the corporation.

            N. Subject to the restrictions or limitations imposed by law, to purchase or otherwise acquire, hold, own, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of shares of the capital stock, bonds, obligations and other securities and evidences of indebtedness of other corporations, domestic or foreign, and the good will, rights, assets and property of any and every kind, or any part thereof, of any person, firm, association or corporation, domestic or foreign, and if desirable, to issue in exchange or payment therefor, stock, bonds, debentures, or other obligations of this corporation, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation, domestic or foreign, and while the owner of shares of the capital stock, bonds, obligations and other securities and evidences of indebtedness of other corporations, to exercise all the rights, powers and privileges of ownership, including the power to vote thereunder; and for any and all lawful purposes in the course of the transaction of the business and affairs of this corporation, to acquire real and personal property, rights and interests of every nature and description.

            O. To make any guaranty respecting dividends, shares of stock, bonds, debentures, contracts, notes or other obligations or evidences of indebtedness to the extent that such power may be exercised by corporations under the Business Corporation Law.

            P. To issue shares of capital stock, and notes, bonds, debentures, equipment trust certificates or other obligations or evidences of indebtedness of this corporation in payment for property purchased or otherwise acquired by the corporation or for any of the objects or purposes of the corporation and, if desirable, to secure the same by mortgage, pledge, deed of trust, or otherwise.

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            Q. Subject to the restrictions or limitations imposed by law, to issue, to purchase or otherwise acquire, to hold, sell, pledge, transfer or otherwise dispose of, and to reduce or retire shares of its own capital stock.

            R. To have one or more offices, to carry on all or any of its operations and business and without restriction and limit as to amount, to purchase, or otherwise acquire, own, hold, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the states, territories, federal districts, mandates, or protectorates of the United States of America and in any and all foreign states and countries subject to the laws of said states, territories, districts, mandates, protectorates or foreign states or countries.

            S. The business or purpose of the corporation is from time to time to do any one or more of the acts or things herein set forth, and it may conduct such business and all of its branches, or any part thereof, within the State of New York, except as limited herein, and outside the State of New York and in any other states, territories, federal districts, mandates, and protectorates of the United States of America, and in any and all foreign states and countries.

            T. To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, either alone or associated with other corporations, firms or individuals, and to do any other act or acts, thing or things, incidental or pertaining to or growing out of or connected with the aforesaid businesses, purposes, objects or powers, or any part or parts thereof, provided the same be not inconsistent with the laws of New York applicable thereto; to engage in any business of whatever kind, character or nature which corporations organized under and pursuant to the Business Corporation Law of the State of New York may lawfully engage in, and to have and exercise all of the powers conferred upon it by the laws of New York applicable to this corporation, and to do any and all of the things hereinabove set forth to the same extent as natural persons might or could do.

            U. The foregoing clauses shall be construed both as objects and powers, and the matters expressed in each clause shall, except as otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause, or by reason of its relative position herein; nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed; and the matters expressed in each clause shall be regarded as independent objects and powers, and the enumeration of specific objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the objects or powers, general or specific, of this corporation, but it shall be held to be in the furtherance of and in addition to the other objects and powers enumerated herein and to the other powers conferred by the Amended Certificate of Incorporation of this corporation, and by the laws of the State of New York upon corporations organized under the provisions of the Business Corporation Law; provided, however, that nothing herein contained shall be construed to authorize this corporation to engage in the business of a moneyed corporation or of any corporation which may only be formed under or pursuant to the Banking Law, the Insurance Law, the Railroad Law, or the Transportation Corporation Law of the State of New York.

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      THIRD: The aggregate number of shares which the corporation shall have authority to issue is 120,000,000 shares of Common Stock, of the par value of 62-1/2 each, and 5,000,000 shares of Preferred Stock, of the par value of $1 each.

      The Preferred Stock shall be issued in one or more series. The Board of Directors is hereby authorized to cause the shares of Preferred Stock to be issued in one or more series and to fix before issuance the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. No holder of any share or shares of any series of the Preferred Stock of the corporation shall have any right to purchase or subscribe to any shares of any class of stock of the corporation issued or sold, whether now or hereafter authorized, or to any obligations convertible into, or exchangeable for, shares of stock of the corporation of any class, issued or sold, or to any stock of the corporation purchased by the corporation or by its nominee or nominees. The authority of the Board of Directors with respect to each series shall include, without limitation thereof, the determination of all of the following, and the shares of each series may vary from the shares of any other series in any and all of the following respects:

            (1) The number of shares constituting such series, and the designation thereof to distinguish the shares of such series from the shares of all other series;

            (2) The annual dividend rate on the shares of such series, whether such dividends are payable in installments and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

            (3) The preference, if any, of the shares of such series in the event of any voluntary or involuntary liquidation or dissolution of the corporation;

            (4) The voting rights, if any, of the shares of such series, in addition to the voting rights prescribed by law, and the terms and conditions of exercise of any such voting rights;

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            (5) The redemption price or prices, if any, of the shares of such series, and the terms and conditions of any such redemption;

            (6) The right, if any, of the shares of such series to be converted into shares of any other series or class, and the terms and conditions of any such conversion; and

            (7) Any other relative rights, preferences and limitations of the shares of such series.

      THIRD. A: There is hereby established a series of the corporation's authorized shares of Preferred Stock of the par value of $1 each ("Preferred Stock"), and the authorized number of shares of that series, the designation, relative rights, preferences and limitations thereof are as follows:

            1. The series of Preferred Stock established hereby shall be "$2.50 Cumulative Convertible Preferred Stock" (hereinafter called the "$2.50 Preferred") and the authorized number of shares of $2.50 Preferred shall be 695,443 shares.

            2. The holders of the $2.50 Preferred shall be entitled to receive, out of the surplus of the corporation legally available for dividends, when and as declared by the Board of Directors, dividends at the per annum rate of $2.50, and no more, payable quarterly on the first day of March, June, September and December (each such day being hereinafter called a dividend date and each quarterly period ending on the day preceding a dividend date being hereinafter called a dividend period), in each case from the date of cumulation, as hereinafter defined in Section 4 (provided, however, that, if the date of cumulation shall be a date less than thirty (30) days prior to a dividend date, the dividend that would otherwise be payable on such dividend date will be payable on the next succeeding dividend date). Such dividends upon the $2.50 Preferred shall be cumulative (whether or not in any dividend period or periods there shall be surplus of the corporation legally available for the payment of such dividends). If at any time dividends upon the $2.50 Preferred from the date of cumulation to the end of the last preceding dividend period shall not have been paid (or deemed to have been paid pursuant to Section 4 hereof), or shall not have been declared and a sum sufficient for the payment thereof shall not have been set apart for such payment, the amount of the deficiency shall be fully paid, but without interest, or dividends in such amount declared and a sum sufficient for the payment thereof set apart for such payment, before any sum or sums shall be set aside for the purchase or redemption of the $2.50 Preferred or any other series of Preferred Stock established by the corporation and before any dividend shall be declared or paid upon or set apart for, any other distribution shall be ordered or made in respect of, or any payment shall be made on account of the purchase of, the Common Stock.

            3. The $2.50 Preferred shall be preferred over the Common Stock as to assets in the event of any liquidation or dissolution or winding up of the corporation, and in that

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      event the holders of the $2.50 Preferred shall be entitled to receive for every share of their holdings of $2.50 Preferred, out of the assets of the corporation available for distribution to its shareholders, before any distribution of the assets shall be made to the holders of the Common Stock, an amount equal to $60 per share of $2.50 Preferred, plus an amount equal to the difference, if any, between (i) $2.50 per share per annum (with a proportionate amount for any portion of a year) from the date of cumulation to the date fixed as the date of liquidation, dissolution or winding up and (ii) the sum of the dividends paid, duly set aside, or deemed to have been paid pursuant to Section 4 hereof, for payment on a share of such $2.50 Preferred from the date of cumulation to the date of liquidation, dissolution or winding up. If upon any liquidation or dissolution or winding up of the corporation the amounts payable on or with respect to the $2.50 Preferred are not paid in full, the holders of shares of the $2.50 Preferred shall share ratably with the holders of all series of Preferred Stock then outstanding in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to the $2.50 Preferred and all other series of Preferred Stock then outstanding were to be paid in full.

            4. The term "date of cumulation" as used herein with reference to the $2.50 Preferred shall be deemed to mean the date on which a share of the $2.50 Preferred is first issued; however, in the event of the issue of additional shares of the $2.50 Preferred, all dividends paid on the $2.50 Preferred prior to the issue of such additional shares, and all dividends declared and payable to holders of record of the $2.50 Preferred on any date prior to the issue of such additional shares, shall be deemed to have been paid on such additional shares.

            5. The $2.50 Preferred, or any part thereof, outstanding after the fifth anniversary of the date of cumulation may be redeemed by the corporation, at its election expressed by resolution of the Board of Directors, upon not less than thirty (30) days nor more than sixty (60) days previous notice to the holders of record of the $2.50 Preferred to be redeemed, given by mail or by publication in such manner as may be prescribed by resolution of the Board of Directors, at the redemption price of $63 per share; provided, however, that the $2.50 Preferred may be redeemed only after full cumulative dividends on the $2.50 Preferred and on any other series of Preferred Stock entitled to cumulative dividends then outstanding shall have been paid for all past dividend periods, and after or concurrently with making payment of, or declaring and setting apart for payment, full dividends on the $2.50 Preferred and on any other series of Preferred Stock entitled to cumulative dividends then outstanding (except the shares of the $2.50 Preferred and of any other series of Preferred Stock to be redeemed) to the end of the applicable current dividend periods. If less than all the outstanding $2.50 Preferred is to be redeemed, the redemption may be made either by lot or pro rata or in such fair and equitable other manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption of the $2.50 Preferred (unless default shall be made by the corporation in providing moneys for the payment of the redemption price pursuant to such notice), or, if the corporation shall so elect, from and after a date (hereinafter called the date of deposit), prior to the date fixed as the date of redemption but not less than 30 days after the date of the notice of redemption, on which the corporation shall provide money for the payment of the redemption price by depositing the amount thereof for account of the holders of the $2.50 Preferred entitled thereto with a bank or trust company doing business in the Borough of Manhattan, in the

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      City of New York, and having a capital and surplus of at least ten million dollars ($10,000,000) pursuant to notice of such election included in the notice of redemption specifying the date on which such deposit will be made, all dividends on the $2.50 Preferred called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price as herein provided, shall thereupon terminate. After the deposit of such amount with such bank or trust company, the respective holders of record of the $2.50 Preferred to be redeemed shall be entitled to receive the redemption price at any time upon actual delivery to such bank or trust company of certificates for the number of shares to be redeemed, duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank. Any moneys so deposited which shall remain unclaimed by the holders of such $2.50 Preferred at the end of six (6) years after the redemption date, together with any interest thereon which shall be allowed by the bank or trust company with which the deposit shall have been made, shall be paid by such bank or trust company to the corporation. Shares of $2.50 Preferred redeemed pursuant to the provisions of this Section shall have the status of authorized but unissued Preferred Stock.

            Shares of the $2.50 Preferred shall not be entitled to the benefit of any sinking fund or purchase fund for redemption or purchase of such shares.

            6. (a) Shares of the $2.50 Preferred shall be convertible at the option of the holders thereof at any time at the office or agency maintained by the corporation in the Borough of Manhattan, the City of New York, for that purpose and at such other place or places, if any, as the Board of Directors may determine, into fully paid and nonassessable shares (calculated to the nearest 1/100 of a share) of the Common Stock at the rate of 1.25 shares of the Common Stock for each share of the $2.50 Preferred; provided, however, that in the case of a redemption of any shares of the $2.50 Preferred, such right of conversion shall cease and terminate, as to the shares duly called for redemption, at the close of business on the last business day prior to the earlier of the date fixed for redemption or the date of deposit specified in Section 5, unless default shall be made in the payment of the redemption price or the making of such deposit. Upon conversion, the corporation shall make no payment or adjustment on account of dividends accrued or in arrears on the $2.50 Preferred surrendered for conversion.

               (b) The number of shares of the Common Stock and the number of shares of other classes of the corporation, if any, into which each share of the $2.50 Preferred is convertible shall be subject to adjustment from time to time only as follows:

                        (i) In case the corporation shall (1) declare a dividend
                  payable in shares of the Common Stock, (2) subdivide the outstanding shares of the Common Stock, (3) combine the outstanding shares of the Common Stock into a smaller number of shares or (4) issue by reclassification of the Common Stock any shares of the corporation, each holder of the $2.50 Preferred shall thereafter be entitled, upon the conversion of each share thereof held by him, to receive for each such share the number of shares of the corporation which he would have owned or have been entitled to

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

                  receive had such share of the $2.50 Preferred been converted immediately prior to the occurrence of the applicable event above described, such adjustment to become effective immediately after the opening of business on the day next following the record date, if a record is taken in connection with the applicable event, or, if no such record is taken, on the day next following the date upon which such dividend, subdivision, combination or reclassification shall become effective.

                        (ii) In case of any consolidation of the corporation
                  with, or merger of the corporation into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all the property of the corporation, each holder of the $2.50 Preferred then outstanding and thereafter remaining outstanding shall have the right thereafter to convert each share of $2.50 Preferred held by him into the kind and amount of shares of stock, other securities, cash and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of $2.50 Preferred might have been converted immediately prior to such consolidation, merger, sale or conveyance, and shall have no other conversion rights; in any such event, the resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, other securities, cash or property as the holders of the shares of the $2.50 Preferred remaining outstanding shall be entitled to receive pursuant to the provisions hereof. Furthermore, effective provision shall be made in the Certificate of Incorporation of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the shares of the $2.50 Preferred shall thereafter be applicable, as nearly as reasonably may be, to any such shares of stock, other securities, cash and property deliverable upon conversion of the shares of the $2.50 Preferred remaining outstanding.

                        (iii) In case the corporation shall issue rights to all
                  holders of the Common Stock entitling them to subscribe for or purchase shares of the Common Stock at a price per share less than the current market price per share (as defined below) of the Common Stock at the record date for the determination of shareholders entitled to receive such rights, the number of shares of the Common Stock into which each share of the $2.50 Preferred shall thereafter be convertible shall be determined by multiplying the number of shares of the Common Stock into which such share of the $2.50 Preferred was theretofore convertible by a fraction, of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights plus the number of additional shares of the Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights plus the number of shares of the Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall be made whenever such rights are issued and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights.

                        The current market price per share of the Common Stock
                  at any date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing forty-five business days before the day in question. The closing price for each day shall be the last reported sales price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case on the New York Stock Exchange. The term "business day" as used herein means any day on which said Exchange shall be open for trading.

                        (iv) No fractional share of the Common Stock shall be
                  issued upon any conversion, but, in lieu thereof, there shall be paid to each holder of shares of the $2.50 Preferred surrendered for conversion who, but for the provisions of this subsection (iv) would be entitled to receive a fraction of a share of Common Stock on such conversion, as soon as practicable after the date shares of the $2.50 Preferred are surrendered for conversion, an amount in cash equal to the same fraction of the market value of a full share of the Common Stock, unless the Board of Directors shall determine to adjust fractional shares by the issue of fractional scrip certificates or in some other manner. For such purpose, the market value of a share of the Common Stock shall be the last reported sales price, regular way, on the business day immediately preceding the date upon which $2.50 Preferred shares are surrendered for conversion, or, in case no such sale takes place on such business day, the average of the reported closing bid and asked prices, regular way, on such business day, in either case on the New York Stock Exchange. The term "business day" as used herein means any day on which said Exchange shall be open for trading. If more than one share of the $2.50 Preferred is surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable on conversion thereof shall be computed on the basis of all such shares so surrendered.

                        (v) No adjustment in the number of shares of the Common
                  Stock into which each share of the $2.50 Preferred is convertible shall be required unless such adjustment would require an increase or decrease of at least 1/100th of a share in the number of shares of the Common Stock into which such share is then convertible; provided, however, that any adjustments which by reason of this subsection (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                        (vi) Whenever any adjustment is required in the shares
                  into which each share of the $2.50 Preferred is convertible, the corporation shall forthwith (A) keep available at each of its offices and agencies at which the $2.50 Preferred is convertible a statement describing in reasonable detail the adjustment and the method of calculation used and (B) cause a copy of such statement to be mailed to the holders of record of the shares of the $2.50 Preferred.

                  (c) The corporation shall at all times reserve and keep
            available out of the authorized but unissued shares of the Common Stock the full number of shares of the Common Stock into which all shares of the $2.50 Preferred from time to time outstanding are convertible, but shares of the Common Stock held in the treasury of the corporation may in its discretion be delivered upon any conversion of shares of the $2.50 Preferred.

                  (d) The corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of the Common Stock on conversion of shares of the $2.50 Preferred pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any shares of the Common Stock in the name other than that in which the shares of the $2.50 Preferred so converted were registered and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (e) Shares of the $2.50 Preferred converted into Common Stock shall have the status of authorized but unissued shares of Preferred Stock, but such shares shall not be reissued as shares of the $2.50 Preferred.

            7. Except as may in this Article THIRD. A, or elsewhere in the Certificate of Incorporation, or by statute, be otherwise specifically provided, each holder of shares of the $2.50 Preferred shall, in all matters, be entitled to one vote for each share of the $2.50 Preferred owned by him.

            Except as may in this Article THIRD. A, or elsewhere in the Certificate of Incorporation, or by statute, be otherwise specifically provided, the holders of the $2.50 Preferred and of the Common Stock shall vote together as one class on any matter that may be brought before any such meeting.

            If at the time of any annual meeting of shareholders of the corporation for the election of directors a default in preferred dividends (as the term "default in preferred dividends" is hereinafter defined) shall exist, the holders of the $2.50 Preferred together with holders of any other series of Preferred Stock as to which there is a default in preferred dividends, voting separately as a class and without regard to series, shall have the right to elect two members of the Board of Directors, but shall not be entitled to vote in the election of any of the other directors of the corporation; and the holders of the Common Stock, voting separately as a class, shall be entitled to elect the other directors of the corporation but shall not be entitled to vote in the election of the two directors of the corporation to be elected as hereinabove provided. Whenever a default in preferred dividends shall commence to exist, the corporation, upon the written request of the holders of 5% or more of the outstanding shares of all series of Preferred Stock as to which a default in preferred dividends exists shall call a special meeting of the holders of such Preferred Stock which is the subject of a default in preferred dividends, such special meeting or meetings to be held within 120 days after the date on which such request is received by the corporation for the purpose of enabling such holders to elect members of the Board of Directors as hereinabove provided; provided, however, that such special meeting or meetings need not be called if an annual meeting of shareholders of the corporation for the election of directors shall be scheduled to be held within such 120 days. Prior to any such meeting or meetings, the number of directors of the corporation shall be increased to the extent necessary to provide as additional places on the Board of Directors the directorships to be filled by the directors to be elected thereat. Any director elected as aforesaid by the holders of shares of such Preferred Stock as to which there is a default in preferred dividends shall cease to serve as such director whenever the default in preferred dividends shall cease to exist. If, prior to the end of the term of any director elected in accordance with the provisions of this Section 7, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled for the unexpired term in the manner provided in the bylaws; provided, however, that if such vacancy shall be filled by election by the shareholders at a meeting thereof, the right to fill such vacancy shall be vested in the holders of that class of stock or series which elected the director the vacancy in the office of whom is so to be filled, unless, in any such case, no default in preferred dividends shall exist at the time of such election. For the purposes of this Section 7 a "default in preferred dividends" shall be deemed to have occurred whenever the amount of dividends in arrears upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until, but only until, all dividends in arrears on all shares of the Preferred Stock then outstanding, of each and every series, shall have been paid. The term "dividends in arrears" whenever used in this
      Section 7 with reference to any series of the Preferred Stock shall be deemed to mean (whether or not in any dividend period in respect of which such term is used there shall have been surplus of the corporation legally available for the payment of dividends) that amount which shall be equal to cumulative dividends at the rate expressed in the certificates for the Preferred Stock of such series for all past quarterly dividend periods less the amount of all dividends paid, or deemed paid, for all such periods upon such Preferred Stock.

            8. So long as any shares of the $2.50 Preferred shall be outstanding, the corporation shall not, without the affirmative vote of holders of two-thirds of the aggregate number of shares of the $2.50 Preferred at the time outstanding, alter or change the powers, preferences or rights given to the $2.50 Preferred herein so as to affect the $2.50 Preferred adversely.

            So long as any shares of the $2.50 Preferred shall be outstanding, the corporation shall not, without the affirmative vote of the holders of two-thirds of the aggregate number of shares of Preferred Stock of all series at the time outstanding, considered as a class without regard to series:

                  (a) Alter or change the powers, preferences or rights given to the Preferred Stock so as to affect the Preferred Stock adversely, or

                  (b) Authorize or create any class of stock ranking, either as to payment of dividends or distribution of assets, prior to the Preferred Stock.

            So long as any shares of the $2.50 Preferred shall be outstanding, the corporation shall not, without the affirmative vote or written consent of the holders of a majority of the aggregate number of shares of Preferred Stock of all series at the time outstanding, considered as a class without regard to series, increase the amount of Preferred Stock or authorize or create any class of stock ranking, either as to payment of dividends or distribution of assets, on a parity with the Preferred Stock.

      THIRD. B: There is hereby established a series of the corporation's authorized shares of Preferred Stock of the par value of $1 each ("Preferred Stock"), and the authorized number of shares of that series, the designation, relative rights, preferences and limitations thereof are as follows:

            1. The series of Preferred Stock established hereby shall be "$2.50 Cumulative Convertible Preferred Stock, Series B" (hereinafter called the "Series B Preferred") and the authorized number of shares of Series B Preferred shall be 149,182 shares.

            2. The holders of the Series B Preferred shall be entitled to receive, out of the surplus of the corporation legally available for dividends, when and as declared by the Board of Directors, dividends at the per annum rate of $2.50, and no more, payable quarterly on the first day of March, June, September and December (each such day being hereinafter called a dividend date and each quarterly period ending on the day preceding a dividend date being hereinafter called a dividend period), in each case from the date of cumulation, as hereinafter defined in
      Section 4 (provided, however, that, if the date of cumulation shall be a date less than thirty (30) days prior to a dividend date, the dividend that would otherwise be payable on such dividend date will be payable on the next succeeding dividend date). Such dividends upon the Series B Preferred shall be cumulative (whether or not in any dividend period or periods there shall be surplus of the corporation legally available for the payment of such dividends). If at any time dividends upon the Series B Preferred from the date of cumulation to the end of the last preceding dividend period shall not have been paid (or deemed to have been paid pursuant to Section 4 hereof), or shall not have been declared and a sum sufficient for the payment thereof shall not have been set apart for such payment, the amount of the deficiency shall be fully paid, but without interest, or dividends in such amount declared and a sum sufficient for the payment thereof set apart for such payment, before any sum or sums shall be set aside for the purchase or redemption of the Series B Preferred or any other series of Preferred Stock established by the corporation and before any dividend shall be declared or paid upon or set apart for, any other distribution shall be ordered or made in respect of, or any payment shall be made on account of the purchase of, the Common Stock.

            3. The Series B Preferred shall be preferred over the Common Stock as to assets in the event of any liquidation or dissolution or winding up of the corporation, and in that event the holders of the Series B Preferred shall be entitled to receive for every share of their holdings of Series B Preferred, out of the assets of the corporation available for distribution to its shareholders, before any distribution of the assets shall be made to the holders of the Common Stock, an amount equal to $60 per share of Series B Preferred, plus an amount equal to the difference, if any, between (i) $2.50 per share per annum (with a proportionate amount for any portion of a year) from the date of cumulation to the date fixed as the date of liquidation, dissolution or winding up and (ii) the sum of the dividends paid, duly set aside, or deemed to have been paid pursuant to
      Section 4 hereof, for payment on a share of such Series B Preferred from the date of cumulation to the date of liquidation, dissolution or winding up. If upon any liquidation or dissolution or winding up of the corporation the amounts payable on or with respect to the Series B Preferred are not paid in full, the holders of shares of the Series B Preferred shall share ratably with the holders of all series of Preferred Stock then outstanding in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to the Series B Preferred and all other series of Preferred Stock then outstanding were to be paid in full.

            4. The term "date of cumulation" as used herein with reference to the Series B Preferred shall be deemed to mean the date on which a share of the Series B Preferred is first issued; however, in the event of the issue of additional shares of the Series B Preferred, all dividends paid on the Series B Preferred prior to the issue of such additional shares, and all dividends declared and payable to holders of record of the Series B Preferred on any date prior to the issue of such additional shares, shall be deemed to have been paid on such additional shares.

            5. The Series B Preferred, or any part thereof, outstanding after the fifth anniversary of the date of cumulation may be redeemed by the corporation, at its election expressed by resolution of the Board of Directors, upon not less than thirty (30) days nor more than sixty (60) days previous notice to the holders of record of the Series B Preferred to be redeemed, given by mail or by publication in such manner as may be prescribed by resolution of the Board of Directors, at the redemption price of $63 per share; provided, however, that the Series B Preferred may be redeemed only after full cumulative dividends on the Series B Preferred and on any other series of Preferred Stock entitled to cumulative dividends then outstanding shall have been paid for all past dividend periods, and after or concurrently with making payment of, or declaring and setting apart for payment, full dividends on the Series B Preferred and on any other series of Preferred Stock entitled to cumulative dividends then outstanding (except the shares of the Series B Preferred and of any other series of Preferred Stock to be redeemed) to the end of the applicable current dividend periods. If less than all the outstanding Series B Preferred is to be redeemed, the redemption may be made either by lot or pro rata or in such fair and equitable other manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption of the Series B Preferred (unless default shall be made by the corporation in providing moneys for the payment of the redemption price pursuant to such notice), or, if the corporation shall so elect, from and after a date (hereinafter called the date of deposit), prior to the date fixed as the date of redemption but not less than 30 days after the date of the notice of redemption, on which the corporation shall provide money for the payment of the redemption price by depositing the amount thereof for account of the holders of the Series B Preferred entitled thereto with a bank or trust company doing business in the Borough of Manhattan, in the City of New York, and having a capital and surplus of at least ten million dollars ($10,000,000) pursuant to notice of such election included in the notice of redemption specifying the date on which such deposit will be made, all dividends on the Series B Preferred called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the corporation, except the right to receive the redemption price as herein provided, shall thereupon terminate. After the deposit of such amount with such bank or trust company, the respective holders of record of the Series B Preferred to be redeemed shall be entitled to receive the redemption price at any time upon actual delivery to such bank or trust company of certificates for the number of shares to be redeemed, duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank. Any moneys so deposited which shall remain unclaimed by the holders of such Series B Preferred at the end of six (6) years after the redemption date, together with any interest thereon which shall be allowed by the bank or trust company with which the deposit shall have been made, shall be paid by such bank or trust company to the corporation. Shares of Series B Preferred redeemed pursuant to the provisions of this Section shall have the status of authorized but unissued Preferred Stock.

            Shares of the Series B Preferred shall not be entitled to the benefit of any sinking fund or purchase fund for redemption or purchase of such shares.

            6. (a) Shares of the Series B Preferred shall be convertible at the option of the holders thereof at any time at the office or agency maintained by the corporation in the Borough of Manhattan, the City of New York, for that purpose and at such other place or places, if any, as the Board of Directors may determine, into fully paid and nonassessable shares (calculated to the nearest 1/100 of a share) of the Common Stock at the rate of 1.25 shares of the Common Stock for each share of the Series B Preferred; provided, however, that in the case of a redemption of any shares of the Series B Preferred, such right of conversion shall cease and terminate, as to the shares duly called for redemption, at the close of business on the last business day prior to the earlier of the date fixed for redemption or the date of deposit specified in Section 5, unless default shall be made in the payment of the redemption price or the making of such deposit. Upon conversion, the corporation shall make no payment or adjustment on account of dividends accrued or in arrears on the Series B Preferred surrendered for conversion.

               (b) The number of shares of the Common Stock and the number of shares of other classes of the corporation, if any, into which each share of the Series B Preferred is convertible shall be subject to adjustment from time to time only as follows:

                        (i) In case the corporation shall (1) declare a dividend
                  payable in shares of the Common Stock, (2) subdivide the outstanding shares of the Common Stock, (3) combine the outstanding shares of the Common Stock into a smaller number of shares or (4) issue by reclassification of the Common Stock any shares of the corporation, each holder of the Series B Preferred shall thereafter be entitled, upon the conversion of each share thereof held by him, to receive for each such share the number of shares of the corporation which he would have owned or have been entitled to receive had such share of the Series B Preferred been converted immediately prior to the occurrence of the applicable event above described, such adjustment to become effective immediately after the opening of business on the day next following the record date, if a record is taken in connection with the applicable event, or, if no such record is taken, on the day next following the date upon which such dividend, subdivision, combination or reclassification shall become effective.

                        (ii) In case of any consolidation of the corporation
                  with, or merger of the corporation into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all the property of the corporation, each holder of the Series B Preferred then outstanding and thereafter remaining outstanding shall have the right thereafter to convert each share of Series B Preferred held by him into the kind and amount of shares of stock, other securities, cash and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series B Preferred might have been converted immediately prior to such consolidation, merger, sale or conveyance, and shall have no other conversion rights; in any such event, the resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, other securities, cash or property as the holders of the shares of the Series B Preferred remaining outstanding shall be entitled to receive pursuant to the provisions hereof. Furthermore, effective provision shall be made in the Certificate of Incorporation of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the shares of the Series B Preferred shall thereafter be applicable, as nearly as reasonably may be, to any such shares of stock, other securities, cash and property deliverable upon conversion of the shares of the Series B Preferred remaining outstanding.

                        (iii) In case the corporation shall issue rights to all
                  holders of the Common Stock entitling them to subscribe for or purchase shares of the Common Stock at a price per share less than the current market price per share (as defined below) of the Common Stock at the record date for the determination of shareholders entitled to receive such rights, the number of shares of the Common Stock into which each share of the Series B Preferred shall thereafter be convertible shall be determined by multiplying the number of shares of the Common Stock into which such share of the Series B Preferred was theretofore convertible by a fraction, of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights plus the number of additional shares of the Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights plus the number of shares of the Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall be made whenever such rights are issued and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights.

                        The current market price per share of the Common Stock
                  at any date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing forty-five business days before the day in question. The closing price for each day shall be the last reported sales price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, on such business day, in either case on the New York Stock Exchange. The term "business day" as used herein means any day on which said Exchange shall be open for trading.

                        (iv) No fractional share of the Common Stock shall be
                  issued upon any conversion, but, in lieu thereof, there shall be paid to each holder of shares of the Series B Preferred surrendered for conversion who, but for the provisions of this subsection (iv) would be entitled to receive a fraction of a share of Common Stock on such conversion, as soon as practicable after the date shares of the Series B Preferred are surrendered for conversion, an amount in cash equal to the same fraction of the market value of a full share of the Common Stock, unless the Board of Directors shall determine to adjust fractional shares by the issue of fractional scrip certificates or in some other manner. For such purpose, the market value of a share of the Common Stock shall be the last reported sales price, regular way, on the business day immediately preceding the date upon which Series B Preferred shares are surrendered for conversion, or, in case no such sale takes place on such business day, the average of the reported closing bid and asked prices, regular way, in either case on the New York Stock Exchange. The term "business day" as used herein means any day on which said Exchange shall be open for trading. If more than one share of the Series B Preferred is surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable on conversion thereof shall be computed on the basis of all such shares so surrendered.

                        (v) No adjustment in the number of shares of the Common
                  Stock into which each share of the Series B Preferred is convertible shall be required unless such adjustment would require an increase or decrease of at least 1/100th of a share in the number of shares of the Common Stock into which such share is then convertible; provided, however, that any adjustments which by reason of this subsection (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                        (vi) Whenever any adjustment is required in the shares
                  into which each share of the Series B Preferred is convertible, the corporation shall forthwith (A) keep available at each of its offices and agencies at which the Series B Preferred is convertible a statement describing in reasonable detail the adjustment and the method of calculation used and (B) cause a copy of such statement to be mailed to the holders of record of the shares of the Series B Preferred.

                  (c) The corporation shall at all times reserve and keep
            available out of the authorized but unissued shares of the Common Stock the full number of shares of the Common Stock into which all shares of the Series B Preferred from time to time outstanding are convertible, but shares of the Common Stock held in the treasury of the corporation may in its discretion be delivered upon any conversion of shares of the Series B Preferred.

                  (d) The corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of the Common Stock on conversion of shares of the Series B Preferred pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any shares of the Common Stock in the name other than that in which the shares of the Series B Preferred so converted were registered and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (e) Shares of the Series B Preferred converted into Common
            Stock shall have the status of authorized but unissued shares of Preferred Stock, but such shares shall not be reissued as shares of the Series B Preferred.

            7. Except as may in this Article THIRD. B, or elsewhere in the Certificate of Incorporation, or by statute, be otherwise specifically provided, each holder of shares of the Series B Preferred shall, in all matters, be entitled to one vote for each share of the Series B Preferred owned by him.

            Except as may in this Article THIRD. B, or elsewhere in the Certificate of Incorporation, or by statute, be otherwise specifically provided, the holders of the Series B Preferred and of the Common Stock shall vote together as one class on any matter that may be brought before any such meeting.

            If at the time of any annual meeting of shareholders of the corporation for the election of directors a default in preferred dividends (as the term "default in preferred dividends" is hereinafter defined) shall exist, the holders of the Series B Preferred together with holders of any other series of Preferred Stock as to which there is a default in preferred dividends, voting separately as a class and without regard to series, shall have the right to elect two members of the Board of Directors, but shall not be entitled to vote in the election of any of the other directors of the corporation; and the holders of the Common Stock, voting separately as a class, shall be entitled to elect the other directors of the corporation but shall not be entitled to vote in the election of the two directors of the corporation to be elected as hereinabove provided. Whenever a default in preferred dividends shall commence to exist, the corporation, upon the written request of the holders of 5% or more of the outstanding shares of all series of Preferred Stock as to which a default in preferred dividends exists shall call a special meeting of the holders of such Preferred Stock which is the subject of a default in preferred dividends, such special meeting or meetings to be held within 120 days after the date on which such request is received by the corporation for the purpose of enabling such holders to elect members of the Board of Directors as hereinabove provided; provided, however, that such special meeting or meetings need not be called if an annual meeting of shareholders of the corporation for the election of directors shall be scheduled to be held within such 120 days. Prior to any such meeting or meetings, the number of directors of the corporation shall be increased to the extent necessary to provide as additional places on the Board of Directors the directorships to be filled by the directors to be elected thereat. Any director elected as aforesaid by the holders of shares of such Preferred Stock as to which there is a default in preferred dividends shall cease to serve as such director whenever the default in preferred dividends shall cease to exist. If, prior to the end of the term of any director elected in accordance with the provisions of this Section 7, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled for the unexpired term in the manner provided in the by-laws; provided, however, that if such vacancy shall be filled by election by the shareholders at a meeting thereof, the right to fill such vacancy shall be vested in the holders of that class of stock or series which elected the director the vacancy in the office of whom is so to be filled, unless, in any such case, no default in preferred dividends shall exist at the time of such election. For the purposes of this Section 7 a "default in preferred dividends" shall be deemed to have occurred whenever the amount of dividends in arrears upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until, but only until, all dividends in arrears on all shares of the Preferred Stock then outstanding, of each and every series, shall have been paid. The term "dividends in arrears" whenever used in this Section 7 with reference to any series of the Preferred Stock shall be deemed to mean (whether or not in any dividend period in respect of which such term is used there shall have been surplus of the corporation legally available for the payment of dividends) that amount which shall be equal to cumulative dividends at the rate expressed in the certificates for the Preferred Stock of such series for all past quarterly dividend periods less the amount of all dividends paid, or deemed paid, for all such periods upon such Preferred Stock.

            8. So long as any shares of the Series B Preferred shall be outstanding, the corporation shall not, without the affirmative vote of holders of two-thirds of the aggregate number of shares of the Series B Preferred at the time outstanding, alter or change the powers, preferences or rights given to the Series B Preferred herein so as to affect the Series B Preferred adversely.

            So long as any shares of the Series B Preferred shall be outstanding, the corporation shall not, without the affirmative vote of the holders of two-thirds of the aggregate number of shares of Preferred Stock of all series at the time outstanding, considered as a class without regard to series:

                  (a) Alter or change the powers, preferences or rights given to the Preferred Stock so as to affect the Preferred Stock adversely, or

                  (b) Authorize or create any class of stock ranking, either as to payment of dividends or distribution of assets, prior to the Preferred Stock.

            So long as any shares of the Series B Preferred shall be outstanding, the corporation shall not, without the affirmative vote or written consent of the holders of a majority of the aggregate number of shares of Preferred Stock of all series at the time outstanding, considered as a class without regard to series, increase the amount of Preferred Stock or authorize or create any class of stock ranking, either as to payment of dividends or distribution of assets, on a parity with the Preferred Stock.

      THIRD. C: [Intentionally omitted]

      THIRD. D: [Intentionally omitted]

      THIRD. E: [Intentionally omitted]

      THIRD.F: A series of preferred stock, $1.00 par value per share, of the Corporation (such preferred stock being herein referred to as "Preferred Stock," which term shall include any additional shares of preferred stock of the same class heretofore or hereafter authorized to be issued by the Corporation), Consisting of 120,000 shares is hereby created, and the number, designation, relative rights, preferences and limitations thereof are as follows:

      Section 1. Designation and Number. There shall be a series of Preferred Stock of the Corporation which shall be designated as "Series 2 Junior Participating Preferred Stock," $1.00 par value per share (hereinafter called "Series 2 Junior Preferred Stock"), and the number of shares constituting such series shall be 120,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation and by the filing of a Certificate of Amendment of Certificate of Incorporation pursuant to the provisions of the New York Business Corporation Law stating that such increase or reduction has been so authorized; provided, however, that no decrease shall reduce the number of shares of Series 2 Junior Preferred Stock to a number less than that of the shares then outstanding plus the number of shares of Series 2 Junior Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

      Section 2. Dividends and Distributions.

      (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series 2 Junior Preferred Stock with respect to dividends, the holders of shares of Series 2 Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available for such purpose, quarterly dividends payable in cash to holders of record on the last business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date."), commencing on the first Quarterly Dividend Payment Date after the first Issuance of a share or fraction of a share of Series 2 Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock (hereinafter defined) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the common stock, par value $0.625 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series 2 Junior Preferred Stock. If the

Corporation shall at any time following July 24,1998 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series 2 Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) The Corporation shall declare a dividend or distribution on the Series 2 Junior Preferred Stock as provided in paragraph (A) above at the time it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

      (C) No dividend or distribution (other than a dividend payable in shares of Common Stock) shall be paid or payable to the holders of shares of Common Stock unless, prior thereto, all accrued but unpaid dividends to the date of such dividend or distribution shall have been paid to the holders of shares of Series 2 Junior Preferred Stock.

      (D) Dividends shall begin to accrue and be cumulative on outstanding shares of Series 2 Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series 2 Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series 2 Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series 2 Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors of the Corporation may fix a record date for the determination of holders of shares of Series 2 Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

      Section 3. Voting Rights. The holders of shares of Series 2 Junior Preferred Stock shall have the following voting rights:

      (A) Subject to the provision for adjustment hereinafter set forth, each one one-thousandth of a share of Series 2 Junior Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. If the Corporation shall at any time following July 24,1998 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the Outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series 2 Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) Except as otherwise provided herein or in the Restated Certificate of Incorporation, as amended from time to time, or by law, the holders of shares of Series 2 Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

      (C) (i) Whenever, at any time or times, dividends payable on any share or shares of Series 2 Junior Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends (whether or not declared and whether or not consecutive), the holders of record of the outstanding Preferred Stock shall have the exclusive right, voting separately as a single class, to elect a total of two directors of the Corporation. Such two directors shall be elected initially at a special meeting of shareholders of the Corporation or at the Corporation's next annual meeting of shareholders, and subsequently at each annual meeting of shareholders, as provided below. The term of office of the two directors so elected shall end on the date of the annual meeting following such election. At elections for such directors, the holders of shares of Series 2 Junior Preferred Stock shall be entitled to cast one vote for each one one-thousandth of a share of Series 2 Junior Preferred Stock held.

          (ii) Upon the vesting of such right of the holders of the Preferred Stock, the maximum authorized number of members of the Board of Directors of the Corporation shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Preferred Stock as hereinafter set forth. A special meeting of the shareholders of the Corporation then entitled to vote shall be called by the Chairman or the President or the Secretary of the Corporation, if requested in writing by the holders of record of not less than 10% of the Preferred Stock then outstanding. At such special meeting, or, if no such special meeting shall have been called, then at the next annual meeting of shareholders of the Corporation, the holders of the shares of the Preferred Stock shall elect, voting as above provided, two directors of the Corporation to fill the aforesaid vacancies created by the automatic increase in the number of members of the Board of Directors of the Corporation. The term of office of the two directors so elected shall end on the date of the annual meeting following such election. At any and all such meetings for such election, the holders of a majority of the outstanding shares of the Preferred Stock shall be necessary to constitute a quorum for such election, whether present in person or by proxy, and such two directors shall be elected by the vote of at least a plurality of shares held by such shareholders present or represented at the meeting. Any director elected by holders of shares of the Preferred Stock pursuant to this Section may be removed at any annual or special meeting, by vote of a majority of the shareholders voting as a class who elected such director, with or without cause. In case any vacancy shall occur among the directors elected by the holders of the Preferred Stock pursuant to this Section, such vacancy may be filled by the remaining director so elected, or his successor then in office, and the director so elected to fill such vacancy shall serve until the next meeting of shareholders for the election of directors. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be further increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Preferred Stock.

      (iii) The right of the holders of the Preferred Stock, voting separately as a class, to elect two members of the Board of Directors of the Corporation as aforesaid shall continue until, and only until, such time as all arrears in dividends (whether or not declared) on the Preferred Stock shall have been paid or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above-mentioned. Upon any termination of the right of the holders of the shares of the Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of Preferred Stock pursuant to this Section shall terminate immediately. Whenever the term of office of the directors elected by the holders of the Preferred Stock pursuant to this Section shall terminate and the special voting powers vested in the holders of the Preferred Stock pursuant to this Section shall have expired, the maximum number of members of the Board of Directors of the Corporation shall be such number as may be provided for in the By-laws of the Corporation irrespective of any increase made pursuant to the provisions of this Section.

      (D) Except as set forth herein or in the Restated Certificate of Incorporation, as amended from time to time, holders of Series 2 Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and other capital stock of the Corporation as set forth herein) for taking any corporate action.

      Section 4. Certain Restrictions.

      (A) Whenever quarterly dividends or other dividends or distributions payable on the Series 2 Junior Preferred Stock as provided n Section 2 hereof are in arrears, hereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series 2 Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

      (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 2 Junior Preferred Stock;

      (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 2 Junior Preferred Stock, except dividends paid ratably on the Series 2 Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

      (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 2 Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series 2 Junior Preferred Stock; or

      (iv) purchase or otherwise acquire for consideration any shares of Series 2 Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after Consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

      (B) The Corporation shall not permit any direct or indirect subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section, purchase or otherwise acquire such shares at such time and in such manner.

      Section 5. Reacquired Shares. Any shares of Series 2 Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and in the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

      Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 2 Junior Preferred Stock unless, prior thereto, the holders of shares of Series 2 Junior Preferred Stock shall have received $.01 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series 2 Liquidation Preference"). Following the payment of the full amount of the Series 2 Liquidation Preference, no additional distributions shall be made to the holders of shares of Series 2 Junior Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series 2 Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series 2 Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series 2 Junior Preferred Stock and Common Stock, respectively, holders of Series 2 Junior Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio, on a per share basis, of the Adjustment Number to one with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

      (B) If, however, there are not sufficient assets available to permit payment in full of the Series 2 Liquidation Preference and the liquidation preferences of all other series of

Preferred Stock, if any, which rank on a parity with the Series 2 Junior Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

      (C) If the Corporation shall at any time following July 24, 1998 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series 2 Junior Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) Subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series 2 Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number or shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 8. Redemption. The shares of Series 2 Junior Preferred Stock shall not be redeemable by the Corporation. The preceding sentence shall not limit the ability of the Corporation to purchase or otherwise deal in such shares of stock to the extent permitted.

      Section 9. Ranking. The Series 2 Junior Preferred Stock shall rank junior to all other series of the Corporation's preferred stock (whether with or without par value) as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

      Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series 2 Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series 2 Junior Preferred Stock, voting separately as a class.

      Section 11. Fractional Shares. Series 2 Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series 2 Junior Preferred Stock.

      FOURTH:

            A. Each holder of the Common Stock of the corporation shall, in all matters, be entitled to one vote for each share of Common Stock owned by him.

            B. No holder of any share or shares of the Common Stock of the corporation shall have any right to purchase or subscribe to any shares of any class of stock of the corporation issued or sold, whether now or hereafter authorized, or to any obligations convertible into, or exchangeable for, shares of stock of the corporation of any class, issued or sold, or to any stock of the corporation purchased by the corporation or by its nominee or nominees.

            C. Common Stock may be issued at any time or from time to time in any amount, not exceeding in the aggregate, including all shares of stock heretofore issued, the total number of shares of Common Stock hereinabove authorized, and for such lawful consideration, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors.

      FIFTH: The office of said corporation is to be located in the Borough of Manhattan, City, County and State of New York. The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process in any action or proceeding against it may be served within the State of New York. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o The Prentice-Hall Corporation System, Inc., 80 State Street, Albany, New York 12207-2543. The name and the address of the registered agent of the corporation are The Prentice-Hall Corporation System, Inc., 80 State Street, Albany, New York 12207-2543. Said registered agent is to be the agent upon which press against the corporation may be served.

      SIXTH: The duration of the corporation is to be perpetual.

      SEVENTH: The number of directors of this corporation shall be not less than three (3) nor more than twenty-one (21).

      EIGHTH: The directors may from time to time set apart from the earnings of the corporation an amount to be determined by them as necessary working capital and as a reservation or surplus fund before declaring dividends, from time to time, on the Common Stock.

      The by-laws of the corporation may provide for the appointment of an Executive Committee of the Board of Directors, which Committee to the extent provided in the by-laws of the corporation and so far as may be permitted by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation during the intervals between meetings of the Board of Directors.

      NINTH: To the fullest extent permitted by the New York Business Corporation Law, as presently in effect or hereinafter amended, directors of the Corporation shall have no personal liability to the Corporation or to its stockholders for damages for any breach of duty in the directors' capacity as such, provided that the foregoing shall not eliminate or limit: (a) the liability of any director if a judgment or final adjudication adverse to him establishes that his acts or omissions were in bad-faith or involved intentional misconduct or knowing violation of the law or that he personally gained a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law or any successor thereto, or (b) the liability of any director for any act or omission prior to the adoption of a provision authorized by this paragraph. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

      4. This Restatement of the Certificate of Incorporation was authorized by the corporation's Board of Directors pursuant to Section 807(a) of the Business Corporation Law.

      IN WITNESS WHEREOF, we have signed this certificate on the 2nd day of December, 2005.

      Ronald J. Ciancio
      Senior Vice President

      Lisa M. Ibarra
      Assistant Secretary

      STATE OF ILLINOIS )
                        ) SS.
      COUNTY OF COOK    )

            RONALD J. CIANCIO, being first duly sworn, deposes and says that he is a Senior Vice President of GATX Corporation, that he has read the foregoing certificate and knows the contents thereof and that the statements therein contained are true.

            Ronald J. Ciancio

      SWORN TO BEFORE ME

      this ___day of December, 2005.

      Notary Public